Exhibit 99.3
NABORS INDUSTRIES, INC.
NABORS INDUSTRIES, LTD.
LETTER TO REGISTERED HOLDERS
FOR
OFFER FOR ALL OUTSTANDING
$975,000,000 6.15% SENIOR NOTES DUE FEBRUARY 15, 2018
CUSIP Nos. 629568 AR 7 and U6295Y AA 1
IN EXCHANGE FOR REGISTERED
$975,000,000 6.15% SENIOR NOTES DUE FEBRUARY 15, 2018
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2008 (THE "EXPIRATION DATE") UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
To Registered Holders:
     We are enclosing herewith the material listed below relating to the offer (the “Exchange Offer”) by Nabors Industries, Inc. (the “Company”) to exchange up to $975,000,000 aggregate principal amount of its 6.15% Senior Notes due 2018 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $975,000,000 aggregate principal amount of its outstanding 6.15% Senior Notes due 2018 (the “Old Notes”), upon the terms and subject to the conditions set forth in the Prospectus dated                 , 2008 and the related Letter of Transmittal.
     Enclosed herewith are copies of the following documents:
1.	Prospectus dated , 2008;

2.	Letter of Transmittal;

3.	Notice of Guaranteed Delivery;

4.	Instruction to Registered Holder from Beneficial Owner;

5.	Letter to Clients, which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the Instruction to Registered Holder from Beneficial Owner form referred to above, for obtaining such client’s instruction with regard to the Exchange Offer; and

6.	Letter to Depository Trust Company Participants for Offer for All Old Notes for the New Notes.
     We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                 , 2008, unless extended by the Company.
     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.
     Pursuant to the Letter of Transmittal, each holder of Old Notes (a “Holder”) will represent to the Company that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer is engaging or intends to engage in the distribution, as defined in the Securities Act, of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes, and (iii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer is an “affiliate” of the Company or Nabors Industries Ltd., a Bermuda exempt company, as defined under Rule 405 under the Securities Act. If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
     The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of Old Notes held by you to make the foregoing representations and warranties on behalf of such beneficial owner.
     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent for the Exchange Offer) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid all transfer taxes, if any, applicable to the transfer and exchange of Old Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.
     Any inquiries you may have relating to the Exchange Offer and additional copies of the enclosed materials may be obtained from the Exchange Agent at:

By Registered and Certified Mail	By Overnight Courier or	By Hand Delivery
Regular Mail

Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Operations
MAC N9303-121	MAC N9303-121	608 2nd Avenue South
P.O. Box 1517	6th & Marquette Avenue	Northstar East Building — 12th Floor
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN

Or by Facsimile Transmission:
(612) 667-6282

Or by Telephone:
(800) 344-5128
Very truly yours,
NABORS INDUSTRIES, INC.
NABORS INDUSTRIES, LTD.
NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER

OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.